EXHIBIT E

FORMS OF LETTERS FROM THE COMPANY TO MEMBERS IN CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED 95% OR MORE OF THEIR SHARES OF THE COMPANY PURSUANT TO THEIR NOTICE OF INTENT TO TENDER.

[April 26, 2009]

Dear Member:

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the “Company”) has received and accepted for purchase your tender of 95% or more of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased 95% or more of your Shares in Multi-Strategy Series G, you have been issued a note (the “Note”) entitling you to receive a two-part payment in an aggregate amount equal to the unaudited net asset value of your Shares as of June 30, 2009 in accordance with the terms of the tender offer.  The Note has been deposited in the account with your authorized placement agent designated by you in your Notice of Intent to Tender.  Cash payments in settlement of the note will be wire transferred to that account in accordance with the following schedule: at least 95% of the amount due no later than July 30, 2009 (unless the valuation date of such Shares has changed, or the Multi-Strategy Series G has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal)), and the remainder of the amount generally due by September 28, 2009.

Should you have any questions (or wish to request a copy of your Note), please feel free to contact CAI Investing Services, the Company’s agent for this purpose, at (212) 559-4055.  You may also direct questions to your financial consultant.

Sincerely,

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC

[September 28, 2009]

Dear Member:

Enclosed is a statement showing our purchase of [all][substantially all] of your Shares of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the “Company”) pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased 95% or more of your Shares in Multi-Strategy Series G, you have been paid an amount equal to the unaudited net asset value of your Shares as of June 30, 2009 in accordance with the terms of the tender offer.  Two cash payments adding to this amount have been wire transferred to the account with your authorized placement agent designated by you in your Notice of Intent to Tender.  This is in full settlement of the Note previously issued to that account in respect of your tender.

Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact CAI Investing Services, the Company’s agent for this purpose, at (212) 559-4055.  You may also direct questions to your financial consultant.

Sincerely,

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC

Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED LESS THAN 95% OF THEIR SHARES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF INTENT TO TENDER.

[April 26, 2009]

Dear Member:

Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the “Company”) has received and accepted for purchase your tender of a portion of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased a portion of your investment in Multi-Strategy Series G, you have been issued a note (the “Note”).  The Note entitles you to receive payment in an amount equal to the purchase price of your Shares accepted for purchase.  In accordance with the terms of the tender offer, such purchase price is expected to be based on the unaudited net asset value of Multi-Strategy Series G as of June 30, 2009.  The Note has been deposited in the account with your authorized placement agent designated by you in your Notice of Intent to Tender.  Any cash payment in settlement of the Note will be wire transferred to that account no later than July 30, 2009, unless the valuation date has changed, or the Multi-Strategy Series G Series has requested a withdrawal of its capital from the investment funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal), and provided that your account retains the required minimum account balance, all in accordance with the terms of the tender offer.  You remain a Member of the Company with respect to the portion of your Shares that you did not tender.

Should you have any questions (or wish to request a copy of your Note), please feel free to contact CAI Investing Services, the Company’s agent for this purpose, at (212) 559-4055.  You may also direct questions to your financial consultant.

Sincerely,

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC

[July 30, 2009]

Dear Member:

Enclosed is a statement showing our purchase of a portion of your Shares of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC (the “Company”) pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased a portion of your investment in the Multi-Strategy Series G, you have been paid an amount equal to the value of the purchased Shares based on the unaudited net asset value of Multi-Strategy Series G as of June 30, 2009 in accordance with the terms of the tender offer.  A cash payment in this amount has been wire transferred to the account with your authorized placement agent designated by you in your Notice of Intent to Tender.  This is in full settlement of the promissory note previously issued to that account in respect of your tender.

You remain a Member of the Company with respect to the portion of your Shares that you did not tender.

Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact CAI Investing Services, the Company’s agent for this purpose, at (212) 559-4055.  You may also direct questions to your financial consultant.

Sincerely,

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC

Enclosure